AMENDMENT TO CONVERTIBLE PROMISSORY NOTE AND
                  TERMINATION OF REGISTRATION RIGHTS AGREEMENT


This Amendment to Convertible Promissory Note and Termination of Registration Rights Agreement (''Amendment'') is made and entered into as of May 8, 2003, by and between SafeGuard Health Enterprises, Inc., a Delaware corporation,
("SafeGuard" or the ''Borrower''), and Jack R. Anderson ("Holder''), and specifically amends that certain Convertible Promissory Note issued by Borrower to the Holder dated as of August 8, 2002 (the "Note") and specifically terminates that certain Registration Rights Agreement by and between the Borrower and the Holder dated as of August 8, 2002. Sections referred to below in this Amendment specifically amend the same sections in the Note and replace in full the same sections in the Note, or add the sections set forth herein that are not in the Note.

NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree to this Amendment to the Note as follows:

2. MATURITY. Borrower shall pay the outstanding principal amount of this Note, together with any accrued unpaid interest, on the earliest of (a) August 1, 2008, or (b) at the Holder's election, the occurrence of a Change in Control (as defined in the next sentence), all subject to the right of acceleration described below (the "MATURITY DATE"). A "CHANGE OF CONTROL" means (w) equity holders of Borrower approve a liquidation of all or substantially all of Borrower's assets; (x) a sale, lease, exchange, or other transfer of all or more than 50% in value of the assets of Borrower in one transaction or a series of transactions; (y) a merger, consolidation, reorganization, tender offer, exchange offer, or share exchange in which securities possessing more than fifty percent (50%) of the total combined voting power of Borrower's outstanding securities are transferred to a person or persons different from those persons holding those securities prior to such transaction; or (z) the occurrence of any event, transaction, or arrangement that results in any person or group other than the shareholders of Borrower prior to such event, transaction, or arrangement becoming the beneficial owner, either directly or indirectly, of a majority of the outstanding Common Stock.

3. PAYMENTS. Commencing on June 1, 2003, Borrower shall pay to Holder in equal monthly installments of interest only, the amount of Eight Thousand Nine Hundred Seventy-Five Dollars and No Cents ($8,975.00). As of the date of this Amendment, the principal balance of the Note is $1,538,549.45 and Borrower has paid to Holder nine (9) monthly payments of Sixty-One Thousand Seven Hundred Fifty-Four and 19/100th Dollars ($61,754.19) per month. On June 1, 2006, Borrower shall resume making monthly principal and interest payments of Sixty-One Thousand Seven Hundred Fifty-Four and 19/100th Dollars ($61,754.19) per month for a period of twenty-seven (27) months, and a final payment of all outstanding principal and unpaid accrued interest, if any, on the Maturity Date. Each payment will be due and payable on the first Business Day of each month of each year during the term of this Note, commencing on the first Business Day of the first full month that commences more than fifteen (15) days after this Note is executed and delivered. Borrower may not prepay this Note without Holder's prior consent.


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In  the event a portion of this Note is converted into Common Stock of SafeGuard pursuant to Section 11 of this Note, the amount of the monthly installments specified above will be adjusted. The parties will recalculate the amount of the equal monthly installments based on the outstanding principal amount after the conversion and interest thereon over the remaining term of this Note, in accordance with the terms of this Amendment.

5. BORROWER'S AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under this Note, Borrower shall:

(f)     Financial  Information.  Provide  to  Holder  financial  information  of
        ----------------------
Borrower on a quarterly basis not less than forty-five (45) days following the close of each calendar quarter this Note is in effect, which financial information shall include Borrower's balance sheet, profit and loss statement, and statement of cash flows in the same format as Borrower provides to its Board of Directors.

11.     CONVERSION.

(a) The Holder of this Note has the right at the Holder's option, but only prior to payment in full of the principal balance of this Note, to convert this
Note in whole or in part, into fully paid and non-assessable shares of Common Stock of Borrower, at any time after May 8, 2003, in minimum installments of at least $500,000. The number of shares of Common Stock into which this Note may be converted (the "CONVERSION SHARES") shall be determined by dividing the outstanding principal balance hereof to be converted by the Conversion Price (defined below) in effect at the time of conversion. The "CONVERSION PRICE" initially will be $l.625, and will be adjusted as hereinafter provided (the "CONVERSION PRICE").

(b) To convert this Note, the Holder shall surrender this Note at the principal office of Borrower in Aliso Viejo, California together with written notice to Borrower of the election to convert this Note, and shall state the principal amount to be converted. Unless the shares of Common Stock issuable on conversion are to be issued in the same name as the name in which this Note is registered, this Note shall be accompanied by an instrument of transfer, in a form satisfactory to Borrower, duly executed by the Holder or the Holder's authorized attorney, together with an amount sufficient to pay any transfer or similar tax. Borrower shall promptly issue, execute and deliver to the Holder a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled upon the conversion. The conversion shall be deemed to have been effected immediately prior to the close of business on the date that the Holder surrenders the Note, and the person entitled to receive shares of Common Stock issuable upon conversion will be treated for all purposes as the record holder or holders of such shares of Common Stock as of that date. All shares of Common Stock delivered on conversion of this Note will, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

(c) Borrower shall pay all interest on the principal amount of the Note surrendered for conversion accrued to the date of conversion. Borrower shall pay any and all taxes, documentary, stamp or similar issue or transfer taxes that are payable with respect to the issuance or delivery of Common Stock on conversion of this Note; provided, that the Borrower shall not


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be  required  to  pay any tax payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder.

23. TERMINATION OF REGISTRATION RIGHTS AGREEMENT. The parties hereto agree that the Registration Rights Agreement between the parties hereto dated as of August 8, 2002, is hereby terminated and cancelled and of no further force and effect.

Except as specifically modified by this Amendment herein, the remaining terms and conditions of the Note remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

"HOLDER"                                "BORROWER"  or  "SAFEGUARD"

                                        SafeGuard Health Enterprises, Inc.


/s/  Jack  R.  Anderson                 BY: /s/ James E. Buncher
-------------------------                  -----------------------------
JACK  R.  ANDERSON                         JAMES  E.  BUNCHER
                                           President and Chief Executive Officer


                                        BY: /s/  Ronald  I.  Brendzel
                                           -------------------------
                                           RONALD  I.  BRENDZEL
                                           Senior Vice President and Secretary

                                           Federal Tax Identification Number
                                           52-1528581


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